Exhibit 99.1

To the Board of Directors

4-Antibody AG, Basel

Independent auditor’s report

We have audited the accompanying financial statements of 4-Antibody AG, which comprise the statement of financial position as of 31 December 2013 and 2012, and the related statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the financial statements.
Board of Directors and Management’s Responsibility for the Financial Statements
The Board of Directors and Management are responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4-Antibody AG at 31 December 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards.

/s/ Ernst & Young Ltd Basel, Switzerland March 12, 2014

4-ANTIBODY AG, BASEL

FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

4-ANTIBODY AG, BASEL

STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2013

in CHF	Notes	2013	2012
Continuing operations
Revenue from research and development	5	4’281’045	1’269’761
Revenue from government grants		178’374	52’865
Rental income	17	35’200	0
Total revenues		4’494’619	1’322’626

Personnel expenses	6	3’757’303	4’119’368
Cost of material		855’475	739’487
Third party research and development expense		209’968	0
Depreciation expense	14	505’213	605’786
General and administrative expense		2’619’368	2’101’450
Total expenses		7’947’327	7’566’091
Operating loss		-3’452’708	-6’243’465
Financial income / (expense), net	8	-441’685	-212’479
Currency exchange gain/(loss)	8	19’185	-16’918
Net loss before taxation		-3’875’208	-6’472’880
Income tax expenses	9	0	0
Net loss for the year		-3’875’208	-6’472’880

Other comprehensive income, net of income tax
Items that will not be reclassified subsequently to profit or loss
Remeasurement of defined benefit obligation	22	178’000	92’000
		178’000	92’000
Items that may be reclassified subsequently to profit or loss
Exchange difference arising on translation of foreign operations		2’484	-18’453
		2’484	-18’453
Total other comprehensive income for the year		180’484	73’547
Total comprehensive income for the year		-3’694’724	-6’399’333

4-ANTIBODY AG, BASEL

STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 2013

in CHF	Notes	31/12/13	31/12/12	01/01/12
Assets
Current Assets
Cash and cash equivalents	11	1’117’154	1’160’529	2’114’038
Other accounts receivable	12	166’167	180’513	289’070
Government grant assets	13	36’249	0	0
Prepaid expenses		92’885	86’807	154’328
Deposits		58’943	21’453	21’601
		1’471’398	1’449’302	2’579’037
Non-current Assets
Fixed assets	14	942’610	1’397’955	2’015’765
Deposits		0	37’213	37’121
		942’610	1’435’168	2’052’886
Total Assets		2’414’008	2’884’470	4’631’923

Liabilities and shareholders’ equity
Current liabilities
Current bank loan	15	0	0	8’094
Trade and other accounts payable	16	265’175	267’871	516’302
Current finance lease liability	17	30’488	69’693	65’048
Deferred revenue government grants	13	71’386	44’251	44’546
Deferred revenue collaborations	19	2’430’600	2’430’600	0
Accrued expenses	20	1’507’934	697’164	875’905
Current provisions	26.2	591’000	0	0
Convertible loan (subordinated)	21	4’467’083	2’734’394	0
		9’363’666	6’243’973	1’509’895
Non-current liabilities
Non-current finance lease liability	17	0	30’488	100’181
Deferred revenue government grants	13	46’814	75’974	127’336
Non-current provisions	26.2	212’000	0	0
Employee benefit obligation	22	370’000	479’000	512’000
		628’814	585’462	739’517
Total liabilities		9’992’481	6’829’435	2’249’412
Shareholders’ equity
Share capital: common shares	23	114’700	114’700	114’700
Share capital: preferred shares	23	953’666	953’666	953’666
Share premium		14’878’613	14’878’613	14’878’613
Convertible loan (equity part)	21	118’738	59’646	0
Share based payments		78’999	118’229	180’081
Currency translation effects		424’217	421’733	440’186
Accumulated losses		-24’147’405	-20’491’552	-14’184’735
Total shareholders’ equity		-7’578’472	-3’944’965	2’382’511
Total liabilities and shareholders’ equity		2’414’008	2’884’470	4’631’923

4-ANTIBODY AG, BASEL

STATEMENT OF CHANGES IN EQUITY AS OF DECEMBER 31, 2013

in CHF	Notes	Common shares	Preferred shares	Share premium	Share based payments	Convertible loan	Currency translation effects	Accumulat. losses	Total equity
Balance at January 1, 2012		114’700	953’666	14’878’613	180’081	0	440’186	-14’184’735	2’382’511
Loss for the year								-6’472’880	-6’472’880
Other comprehensive income for the year							-18’453	92’000	73’547
Total comprehensive income		0	0	0	0	0	-18’453	-6’380’880	-6’399’333
Issue of convertible loan (equity part)	21					59’646			59’646
Share based payment compensation					-61’852			74’063	12’211
Balance at December 31, 2012		114’700	953’666	14’878’613	118’229	59’646	421’733	-20’491’552	-3’944’965

Balance at January 1, 2013		114’700	953’666	14’878’613	118’229	59’646	421’733	-20’491’552	-3’944’965
Loss for the year								-3’875’208	-3’875’208
Other comprehensive income for the year							2’484	178’000	180’484
Total comprehensive income		0	0	0	0	0	2’484	-3'697'208	-3'694'724
Issue of convertible loan (equity part)	21					59’092			59’092
Share based payment compensation					-39’230			41’355	2’125
Balance at December 31, 2013		114’700	953’666	14’878’613	78’999	118’738	424’217	-24'147'405	-7'578'472

4-ANTIBODY AG, BASEL

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2013

in CHF	Notes	2013	2012
Operating activities
Net loss for the year		-3'875'208	-6'472'880
Interest expense on convertible loan		437'992	204'149
Foreign exchange gain/loss		19’185	-16’917
Depreciation and amortisation expenses	14	505’213	605’786
Share based compensation expenses		2’125	12’211

Change in working capital
Decrease in other accounts receivable		14’346	108’557
(Increase)/decrease in prepaid expenses		-6’078	67’521
(Decrease) in trade and other accounts payable		-2’696	-248’430
Increase in deferred revenues from collaborations		0	2’430’600
Increase/(decrease) in accrued expenses		810’770	-178’741
Increase in provisions		803’000
Net movement in government grants		-38’274	-51’657
Movement in employee benefit obligation		69’000	59’000
Total cash flow from operating activities		-1’260’625	-3’480’802

Investing activities
Purchase of fixed assets	14	-35’860	-87’694
Disposals of fixed assets		2’344	93’732
Increase/(decrease) in deposits		277	-56
Total cash flow from investing activities		-33’239	5’982

Financing activities
Repayment of bank loan	15	0	-8’094
Proceeds from issuance of convertible loan	21	1’353’789	2’589’890
Repayment of finance lease liabilities	17	-69’693	-65’048
Total cash flow from financing activities		1’284’096	2’516’748
Net decrease in cash and cash equivalents		-9’768	-958’072
Effects of exchange rate changes in cash and cash equivalents		-33’607	4’563
Cash and cash equivalents at beginning of year	11	1’160’529	2’114’038
Cash and cash equivalents at end of year	11	1’117’154	1’160’529

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

4-ANTIBODY AG
Hochbergerstrasse 60C
CH-4057 Basel
Switzerland
Phone: +41 61 633 22 60
www.4-antibody.com

1.	Corporate information

4-Antibody AG (the “Company”) as a biopharmaceutical company specializes in developing and optimizing therapeutic antibodies with a focus on the treatment of cancer.

The Company was incorporated in December 2002 and has its domicile and registered office at

Hochbergerstrasse 60C, CH-4057 Basel, Switzerland. It is subject to provisions of the articles of incorporation and to article 620 et seq. of the Swiss Code of Obligations, which describes the legal requirements for limited companies (“Aktiengesellschaften”). The Company operates a branch in Jena/Germany since 2003.

On December 31, 2013, the Company employed 32.7 full time equivalents, whereof 14.8 were located in Basel and 17.9 in the branch in Jena/Germany.

Subsequent to December 31, 2013, the Company has been acquired by Agenus Inc., a Nasdaq listed US-based biotech company.

These financial statements according to IFRS were authorized by the Board of Directors on March 12, 2014.

2.	Application of International Financial Reporting Standards (“IFRS”)

First-time adoption of IFRS

These financial statements, for the year ended December 31, 2013, are the first the Company has prepared in accordance with IFRS. For periods up to and including the year ended December 31, 2012, the Company prepared its financial statements solely in accordance with Swiss Code of Obligation (“SCO”) which they continued to do for 2013 and will also do for future reporting periods as required by Swiss law.

Accordingly, the Company has prepared financial statements which comply with IFRS applicable for periods ending on or after December 31, 2013, together with the comparative period data as at and for the year ended December 31, 2012, as described in the summary of significant accounting policies. In preparing these financial statements, the Company’s opening statement of financial position was prepared as at January 1, 2012, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its SCO financial statements, including the statement of financial position as at January 1, 2012, and the financial statements as at and for the year ended December 31, 2012.

IFRS 1 allows first-time adopters certain exemptions from the retrospective application of certain requirements under IFRS. The Company has not applied any of these exemptions which are applicable to them.

The estimates at January 1, 2012, and December 31, 2012, are consistent with those made for the same dates in accordance with SCO (after adjustments to reflect any differences in accounting policies) apart from the pension benefits where application of SCO did not require the same estimation.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Reconciliation of equity as at January 1, 2012

in CHF	Notes	SCO	IFRS-Adj.	IFRS
Assets
Current Assets
Cash and cash equivalents		2’114’038	0	2’114’038
Other accounts receivable		289’070	0	289’070
Government grant assets		0	0	0
Prepaid expenses		154’328	0	154’328
Deposits		21’601	0	21’601
		2’579’037	0	2’579’037
Non-current Assets
Fixed assets		2’015’765	0	2’015’765
Intangible assets	A	540’674	-540’674	0
Deposits		37’121		37’121
		2’593’560	-540’674	2’052’886
Total Assets		5’172’597	-540’674	4’631’923

Liabilities and shareholders’ equity
Current liabilities
Current bank loan		8’094	0	8’094
Trade and other accounts payable		516’302	0	516’302
Current finance lease obligations		65’048	0	65’048
Deferred revenue government grants		44’546	0	44’546
Accrued expenses		875’905	0	875’905
		1’509’895	0	1’509’895
Non-current liabilities
Non-current finance lease obligations		100’181	0	100’181
Deferred revenue government grants		127’336	0	127’336
Employee benefit obligation	B	0	512’000	512’000
		227’517	512’000	739’517
Total liabilities		1’737’412	512’000	2’249’412
Shareholders’ equity
Share capital: common shares		114’700	0	114’700
Share capital: preferred shares		953’666	0	953’666
Share premium		14’878’613		14’878’613
Share based payments	C	0	180’081	180’081
Currency translation effects	D	0	440’186	440’186
Accumulated losses	A-D	-12’511’794	-1’672’941	-14’184’735
Total shareholders’ equity		3’435’185	-1’052’674	2’382’511
Total liabilities and shareholders’ equity		5’172’597	-540’674	4’631’923

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Reconciliation of equity as at December 31, 2012

in CHF	Notes	SCO	IFRS-Adj.	IFRS
Assets
Current Assets
Cash and cash equivalents		1’160’529	0	1’160’529
Other accounts receivable		180’513	0	180’513
Prepaid expenses		86’807	0	86’807
Deposits		21’453	0	21’453
		1’449’302	0	1’449’302
Non-current Assets
Fixed assets		1’397’955	0	1’397’955
Intangible assets	A	474’856	-474’856	0
Deposits		37’213		37’213
		1’910’024	-474’856	1’435’168
Total Assets		3’359’326	-474’856	2’884’470

Liabilities and shareholders’ equity
Current liabilities
Trade and other accounts payable		267’872	0	267’871
Current finance lease obligations		69’693	0	69’693
Deferred revenue government grants		44’251	0	44’251
Deferred revenue collaborations	E	1’207’700	1’222’900	2’430’600
Accrued expenses	G	698’286	-1’121	697’164
Convertible loan (subordinated)	F	2’589’891	144'503	2'734'394
Accrued interest on convertible loan	F	156’764	-156’764	0
		5’034’456	1'209'518	6'243'974
Non-current liabilities
Non-current finance lease obligations		30’488	0	30’488
Deferred revenue government grants		75’974	0	75’974
Employee benefit obligation	B	0	479’000	479’000
		106’462	479’000	585’462
Total liabilities		5’140’918	1'688'518	6'829'436
Shareholders’ equity
Share capital: common shares		114’700	0	114’700
Share capital: preferred shares		953’666	0	953’666
Share premium		14’878’613	0	14’878’613
Convertible loan (equity part)	F	0	59’646	59’646
Share based payments	C	0	118’229	118’229
Currency translation effects	D	0	421’733	421’733
Accumulated losses	A-G	-17’728’571	-2'762'981	-20'491'552
Total shareholders’ equity		-1’781’592	-2'163'373	-3'944'965
Total liabilities and shareholders’ equity		3’359’326	-474’856	2’884’470

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Reconciliation of total comprehensive income for the year ended December 31, 2012

in CHF	Notes	SCO	IFRS-Adj.	IFRS
Continuing operations
Revenue from R&D	E	2’492’661	-1’222’900	1’269’761
Revenue from government grants		52’865	0	52’865
Total revenues		2’545’526	-1’222’900	1’322’626

Personnel expenses	B,C,G	4’167’438	-48’070	4’119’368
Cost of material		739’487	0	739’487
Research and development expense		0	0	0
Depreciation expense	A	671’605	-65’819	605’786
General and administrative expense	G	1’979’563	121’887	2’101’450
Total expenses		7’558’093	7’998	7’566’091
Operating loss		-5’012’567	-1’230’898	-6’243’465
Financial income / (expense), net	D	-165’112	-47’385	-212'497
Currency exchange gains/(loss)	D	-35’370	18’453	-16’918
Net loss before taxation		-5’213’049	-1’259’830	-6'472'880
Income tax expenses	G	-3’728	3’728	0
Net loss for the year		-5’216’777	-1’256’102	-6'472'880

Other comprehensive income, net of income tax
Items that will not be reclassified subsequently to profit or loss
Remeasurement of defined benefit obligation	B	0	92’000	92’000
		0	92’000	92’000
Items that may be reclassified subsequently to profit or loss
Exchange difference arising on translation of foreign operations	D	0	-18’453	-18’453
		0	-18’453	-18’453
Total other comprehensive income for the year		0	73’547	73’547
Total comprehensive income for the year		-5’216’777		-6’399’333

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Notes to the reconciliations

A)	Capitalization of development expense
Under SCO, certain development expenses were capitalized. Under IFRS, the Company does not capitalize such development cost in accordance with IAS 38.

B)	Defined benefit plans
Under SCO, the Company recognized costs related to its Swiss pension plan as an expense when employees have rendered service entitling them to the benefits. Under IFRS, pension liabilities are recognized on an actuarial basis. The pension liability has been recognized in full against retained earnings.

C)	Share-based payments
Under SCO, the Company only recognized the share-based payments once such options were exercised. IFRS requires the fair value of the share options at grant date to be determined using an appropriate pricing model recognized over the vesting period. Share option totalling TCHF 180, which were granted before and were still vesting at January 1, 2012, have been recognized as a separate component of equity against retained earnings at January 1, 2012. An additional expense of TCHF 12 has been recognized in profit or loss for the year ended December 31, 2012 whereas TCHF -74 were reclassified to retained earnings due to expired options.

D)	Foreign currency translation reserve
Under SCO all foreign currency translation differences are recognized through profit or loss whereas under IFRS the foreign currency translation differences arising from translating a foreign operation with a different functional currency are recognized through other comprehensive income.

E)	Deferred revenue
Under SCO, revenue from one collaboration was recorded as there were no further obligations attached to the received EUR 1 million. Under IFRS the revenue from this collaboration is not recorded due to remaining performance obligations. Therefore revenue is deferred.

F)	Convertible bonds
Under SCO the convertible bond was shown at its nominal value and any accrued interest shown separately as a liability. Under IFRS the convertible bond issued in 2012 is valued at fair value at issue date (CHF 2’530’245) and the difference between the fair value of the loan component and the nominal value (CHF 2’589’891) recognized as equity (option). Accrued interest on the loan is added to the carrying amount of the liability (CHF 204’149) whereas the equity portion remains unchanged.

G)	Reclassifications in statement of comprehensive income
A total of CHF 119’281 for other personnel expenses such as recruitment costs or training costs have been reclassified from personnel expenses to general and administrative expenses as required under IFRS. Further, under SCO capital tax expenses are shown under tax expense whereas under IFRS this financial statement line only includes income tax expenses.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Standards and Interpretations in issue but not yet effective

New, amended and revised Standards and Interpretations		Effective from

IFRS 9
This is a new Standard for financial instruments that is ultimately intended to replace IAS 39 in its entirety. The replacement project consists of the following three phases: Phase 1: Classification and measurement of financial assets and liabilities; Phase 2; Impairment methodology; Phase 3: Hedge Accounting. So far only part of Phase 1 has been issued.
Annual periods beginning on or after January 1, 2015
IFRS 10
The amendments to IFRS 10 introduce an exception to consolidating subsidiaries for an investment entity, except where the subsidiaries provide services that relate to the investment entity’s investment activities.
Annual periods beginning on or after January 1, 2014
IAS 19	Amends IAS 19 Employee Benefits to clarify the requirements that relate to how contributions from employees or third parties that are linked to service should be attributed to periods of service.	Annual periods beginning on or after July 1, 2014
IAS 32	The amendments to IAS 32 clarify existing application issues relating to the offset of financial assets and financial liabilities requirements.	Annual periods beginning on or after January 1, 2014
IAS 36
The amendments to IAS 36 reduce the circumstances in which the recoverable amount of assets or cash-generating units is required to be disclosed, clarify the disclosures required, and introduce an explicit requirement to disclose the discount rate used in determining impairment (or reversals) where recoverable amount (based on fair value less costs of disposal) is determined using a present value technique.
Annual periods beginning on or after January 1, 2014
IAS 39	The amendments to IAS 39 make it clear that there is no need to discontinue hedge accounting if a hedging derivative is novated, provided certain criteria are met.	Annual periods beginning on or after January 1, 2014
IFRIC 21
IFRIC 21 provides guidance on when to recognise a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain.
Annual periods beginning on or after January 1, 2014
Various	Annual Improvements 2010-2012 Cycle Makes amendments to IFRS 3, IFRS 13, IAS 16, IAS 38 and IAS 24	Annual periods beginning on or after July 1, 2014
Various	Annual Improvements 2011-2013 Cycle Makes amendments to IFRS 3, IFRS 13 and IAS 40	Annual periods beginning on or after July 1, 2014

The Company is currently assessing whether these changes will impact the financial statements in the period of initial application.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

3.	Summary of significant accounting policies

The principal accounting policies adopted in preparing the financial statements of 4-Antibody AG are as follows:

2	Basis of preparation

The financial statements of the Company have been prepared in accordance with International Financial Reporting Standards and under the historical cost convention if not described otherwise. The financial statements are presented in Swiss francs (CHF).

Current versus non-current classification

The Company presents assets and liabilities in statement of financial position based on current/non-current classification. An asset as current when it is:

•	Expected to be realised or intended to be sold or consumed in normal operating cycle

•	Held primarily for the purpose of trading

•	Expected to be realised within twelve months after the reporting period, or

•	Cash or cash equivalents unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current. A liability is current when:

•	It is expected to be settled in normal operating cycle

•	It is held primarily for the purpose of trading

•	It is due to be settled within twelve months after the reporting period, or

•	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period.

The Company classifies all other liabilities as non-current.

Foreign currency transactions and translation

	Closing rate			Average rate
	31/12/2013	31/12/2012	01/01/2012	2013	2012

EUR	1.2259	1.2077	1.2171	1.2414	1.2196

Gains and losses resulting from the settlement of transactions in foreign currencies and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement in the corresponding period.

Assets and liabilities of the German branch are translated into Swiss francs using year-end exchange rates. Revenues, expenses, net income and cash flows are translated at the average exchange rates for the respecting year.

Translation differences due to the changes in exchange rates between net losses translated at the average and year-end exchange rates are recorded in other comprehensive income and allocated to the currency translation effects reserve within equity.

Cash and cash equivalents

For the purpose of the statement of cash flows, the Company considers cash and cash equivalents as defined below.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Cash includes cash on hand and cash with banks. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash with original maturities of three months or less and that are subject to an insignificant risk of change in value. Fair value approximates book value due to short-term nature.

Trade accounts receivable

Trade accounts receivable consist of trade receivables. They generally have 30 to 60 day terms, are recognised and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate of doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off when identified. Amortised cost value approximates book value.

Prepaid expenses

Prepaid expenses represent expenses attributable to the following year.

Fixed assets

Fixed assets are stated at cost less accumulated depreciation and accumulated impairment loss. When assets are sold or retired, their cost and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the income statement.

The initial cost of fixed assets comprises its purchase price, including import charges and non-refundable purchase taxes and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the fixed assets have been put into operation, such as repair and maintenance costs, are charged to income in the period as incurred. In situations where it can be clearly demonstrated that the expenditures have resulted in an increase in the future economic benefits expected to be obtained from the use of an item of fixed assets beyond its originally assessed standard of performance, the expenditures are capitalised as an additional cost of the fixed assets.

Depreciation is calculated on a straight-line basis over the following estimated useful lives of the fixed assets:

Machinery and equipment	3 - 10 years
Furniture and office equipment	3 - 6 years
Data processing equipment and commercial software	3 - 4 years
Vehicles	5 years

The useful life and depreciation method is reviewed periodically to ensure the method and period of depreciation are consistent with the expected pattern of economic benefits from items of fixed assets.

Leases

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

A lease of tangible fixed assets where 4-Antibody has substantially all the risks and rewards of ownership are classified as finance lease. Finance leases are capitalised at commencement of the lease at the lower of the fair value of the leased asset and the present value of minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding lease obligations, net of finance charges, are disclosed separately in short-term and long-term liabilities. The interest element of the finance cost is charged to the income statement over the lease term in order to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The asset acquired under finance lease is depreciated over the shorter of the useful life of the asset and the lease term.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Government Grants

Government grants relate to financial subsidies from governments, public authorities, and similar local, national, or international bodies. These are recognized when there is a reasonable probability that the Company will comply with the conditions attached to them, and that the grants will be received. Government grants related to assets are included in the balance sheet as deferred revenue and recognized as income over the useful life of the assets. When the grant relates to an expense item, it is recognized as income over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate.

Provisions

Provisions are recognised when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Revenue Recognition

Revenue is recognised when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty.

Revenue from rendering services is recognised by reference to the stage of completion when this can be measured reliably.

Revenue from Research & Development services and collaboration arrangements (Revenue from R&D services) is recognised upon achievement of the respective milestones in accordance with the underlying contracts and if the respective collection is reasonably assured.

Such revenues include also up-front payments. In situations where no further performance obligation exists, revenues are recognised when payments are received or collection is reasonably assured.
Where continuing involvement of the Company is required and therefore further performance obligations exist, revenues are recognised over the corresponding performance period on a straight line basis or as agreed in the specific collaboration agreements.

Royalties are recognised on an accrual basis in accordance with the terms of the underlying agreements.

Research & development (R&D)

Research costs (including research material such as enzymes, research kits, antibodies, chemicals, etc.) are expensed as incurred. Development expenditures incurred on an individual project are capitalised only if all of the following criteria are fulfilled:

•	Technical feasibility

•	Intention to complete the work for subsequent sale or use

•	Suitability for sale or use

•	Proof of future economic benefit

•	Availability of technical and financial resources for completion of the work

•	Costs that can be allocated to the work can be reliably measured.

Following the initial recognition of development expenditure the cost model is applied requiring the asset to be carried at cost less any accumulated amortisation and accumulated impairment losses. Any expenditure carried forward is amortised over the year of expected future sales from the related project.
As of December 31, 2013, the criteria for capitalisation are not met.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Share-based compensation

Non-executive members of the Board of Directors and certain employees of the Company participate or will participate in stock option plans.

Equity-settled transactions

The fair value of these equity-settled compensation awards granted to employees is estimated at grant date and recorded as an expense over the vesting period. The expense is charged to the appropriate income statement heading within the operating expenses and a corresponding increase is recorded in equity. Any subsequent cash flows from exercise of vested awards are recorded as an increase in equity.

Cash-settled transactions

The cost of cash-settled transactions is measured initially at fair value at the grant date using an appropriate valuation method. This fair value is expensed over the period until the vesting date with recognition of a corresponding liability. The liability is remeasured to fair value at each reporting date up to and including the settlement date, which changes in fair value recognized in employee benefits expense.

Employee benefit costs and liability

The Company’s pension plan includes all employees in Switzerland with annual salaries above the legal entry level according to the Swiss Pension Law (“BVG”). The contributions are paid by both the employees and the Company. The pension plan is included in a collective pension plan of an insurance company. This multi-employer plan is considered to be a defined benefit plan.

For defined benefit retirement benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Remeasurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding interest), is reflected immediately in the statement of financial position with a charge or credit recognised in other comprehensive income in the period in which they occur. Remeasurement recognised in other comprehensive income is reflected immediately in retained earnings and will not be reclassified to profit or loss. Past service cost is recognised in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefits liability or asset. Defined benefit costs are categorized as service cost (including current service cost, past service cost as well as gains and losses on curtailments and settlements), net interest expense or income and remeasurement. The Company presents the first two components of defined benefit costs in profit or loss in administrative expenses. Curtailment gains and losses are accounted for as past service costs.

The retirement benefit obligation recognised in the consolidated statement of financial position represents the actual deficit or surplus in the Company’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.

Income taxes

The income tax charge is based on the profit for the year. Any accruals necessary are built or released in accordance with Swiss and Cantonal tax regulations.

In 2013 as well as 2012, there are no income taxes, as the Company is still in a loss situation.

Deferred taxes

Deferred taxes are calculated using the balance sheet liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the tax rates expected to apply to taxable income in the years in which those temporary differences are expected being recovered or settled based on tax rates enacted or substantially enacted at the balance sheet date.

The amount of deferred tax liabilities and deferred tax assets reflects the tax consequences on the balance sheet date of the company's expectation of recovery or settlement of such carrying amount of its assets and liabilities.

Deferred tax assets are recognised when it is probable that sufficient taxable profits will be available against which the deferred tax assets can be utilised. At each balance sheet date, the Company re-assesses unrecognised deferred tax assets and the carrying amount of deferred tax assets. The Company recognises a previously unrecognised deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered. The Company conversely reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or that entire deferred tax asset to be utilised. Deferred tax assets and liabilities are not discounted and are classified as non-current assets (liabilities) in the balance sheet.

Financial instruments

Financial instruments carried on the balance sheet include cash and cash equivalents, trade payables including loans as well as deposits and government grant receivables. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item. Amortised cost of such assets and liabilities approximate their fair value due to the short- term nature of the financial instruments.

in CHF	31/12/13	31/12/12	01/01/12

Financial assets
Loans and receivables
Cash and cash equivalents	1’117’154	1’160’529	2’114’038
Other accounts receivable	166’167	180’513	289’070
Amounts due from government grants	636’450	0	0
Rent deposits	58’943	58’666	58’722
Total loans and receivables	1’978’614	1’399’708	2’461’830
Total financial assets	1’978’614	1’399’708	2’461’830

Financial liabilities
at amortised cost
Bank loans	0	0	8’094
Convertible loan	4’467’083	2’734’394	0
Lease liabilities	30’488	100’181	165’229
Trade and other accounts payable	265’176	267’872	516’302
Accrued expenses	1’017’021	567’201	704’461
Total at amortised cost	5’779’768	3’669’648	1’394’086
Total financial liabilities	5’779’768	3’669’648	1’394’086

Impairment of assets

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Whenever the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recognised in income. The recoverable amount is the higher of an asset’s fair value less cost to and its value in use. The fair value less cost to sell is the amount obtainable from the sale of an asset in an arm’s length transaction less the costs of disposal while value in use is the present value of the estimated future cash flows expected to arise from the future use of such asset and from its selling price at the end of its useful life. Recoverable amounts are estimated for individual assets or, if this is not possible, for the cash-generating unit to which the asset belongs.

Reversal of impairment losses recognised in prior years are recorded whenever there is an indication that the impairment losses recognised for the asset no longer exist or have decreased. The reversal is recorded in income. However, the increased carrying amount of an asset due to a reversal of an impairment loss is only recognised to the extent it does not exceed the carrying amount that would have been determined (net of amortisation or depreciation) had no impairment loss been recognised for that asset in prior years.

Financial risk management

The company disposes of an implemented risk-management approach to secure that the risk of a material misstatement in the financial statements is judged to remain remote. Risks identified for the Company are periodically reviewed by Management and subsequently discussed on Board of Directors level. If necessary, the Board decides about measures to avoid, reduce or remove respective risks that have been identified.

Interest rate risk on regular, interest-bearing financial obligations
The Company’s exposure to interest rate risk is low. The Company had only interest-bearing debt related to the bank loans repaid on October 30, 2012. In 2012 the total interest costs on these bank loans amounted to CHF 248 and were included in “financial expenses”. Total financial expenses also encompass TCHF 5’307 (previous year: CHF 9’952) related to interests due from finance lease agreements.

Credit risk
Credit risk may arise from the inability of the counterparty to settle its obligations and relates to cash and cash equivalents and from trade receivables of the Company. The Company has no significant concentrations of credit risk on the loans and receivables.

The Company seeks to mitigate its credit risk exposure by conducting its contractual transaction only with financial institutions, which are reputable and well established. The credit risk related to government grant receivables is limited as the contractual counterparties are governmental bodies in Germany.

Foreign currency risk
4-Antibody owns assets or liabilities denominated in foreign currencies through its branch in Jena/Germany. Assets as well as liabilities are translated at year-end EUR spot rates.

4-Antibody’s risks regarding currency fluctuations result from expenses originated in EUR or other foreign currencies. Any positive or negative development of a specific currency has a consecutive effect on the level of expenses when translated into the reporting currency of CHF.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

	Carrying amount	Effect on the net result in CHF Currency rates
		+5%	-5%

December 31, 2013
Assets and liabilities in EUR 1’000 (net)	413	25	-25
Assets in other foreign currencies	0	0	0

December 31, 2012
Assets and liabilities in EUR 1’000 (net)	-26	-2	+2
Assets in other foreign currencies	0	0	0

January 1, 2012
Assets and liabilities in EUR 1’000 (net)	308	19	-19
Assets in other foreign currencies	0	0	0

Market risk
The Company has no investments or other financial assets and liabilities, which are dependent on any market development.

Fair values
The fair values of financial assets and liabilities approximate their carrying amount.

Capital management and liquidity planning
Management’s policy is to maintain a capital base sufficient to allow ongoing funding of R&D operations. Management seeks to maintain investor support to finance any gaps which may arise between revenue income and expenditures via capital increases or convertible bond instruments.

The Company has no restrictions or specific capital requirements on the issue and repurchase of common and preferred shares. The relevant movements on capital within financial year 2013 are presented in the statement of changes in equity.

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company monitors the risk of cash shortfalls by means of current liquidity planning. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions. This approach is used to analyse cash flows from operating activities.

To manage the liquidity risk, the Company is projecting cash burn in weekly updated liquidity plans including expenditures as well as funding from revenues and investors.

Even though there is a history of recurring losses, management believes that there are no going concern issues, mainly due to the acquisition by Agenus in February 2014 (refer to note 28 for further details).

Contingencies

Contingent liabilities are not recognised in the financial statements. They are accounted for only if an outflow of resources with a negative economic benefit is probable.

A contingent asset is not recognised in the financial statements unless an inflow of resources is virtually certain.

Following are the contingent assets and liabilities as of December 31, 2013:

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Subsidies received from Government institutions were granted under certain conditions, which - depending on possible future events - may be repayable to the grantor. Main conditions entailing the repayment are: termination of the Company or the subsidised part of the Company; transfer or sale of subsidised parts; insolvency. However, a corporate acquisition of the Company may, but does not necessarily entail, a repayment obligation of the subsidies received. The maximum repayment obligation according to the binding periods of the grants up to the end of December 2013 amounts to TCHF 1’832 (previous year TCHF 1’765).

4.    Significant accounting judgements, estimates and assumptions

The preparation of the Company’s financial statements requires Management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the disclosure of contingent liabilities at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Judgements

In the process of applying the Company’s accounting policies, Management has made the following judgements, which have the most significant effect on the amounts recognised in the financial statements:

Revenue from Research & Development services and collaboration arrangements (Revenue from R&D services) was recognised upon achievement of the respective milestones in accordance with the underlying contracts and if the respective collection is reasonably assured. Further details are disclosed in Note 5.

The Company assessed the nature of its potential repayments in connection with the government grants received. The Company concluded that such potential repayments, if any, qualify as contingent liabilities as disclosed in Note 3.9.

Estimates and assumptions

Key assumptions concerning the future and other key sources of estimation uncertainty at reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Company based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

The Company measures its pension obligation based on the requirements of IAS 19 and applies mortality and disability probabilities as outlined in the BVG 2010 generation tables. This estimate also requires determining the most appropriate inputs to the valuation model including the turnover, salary increase and making assumptions about them. The assumptions and actuarial calculation used for valuing the pension liability are disclosed in Note 22.

The fair value of the liability portion of the convertible bond is calculated using a fair value model at issue date. The difference between the nominal amount and the fair value of the liability portion is the convertible option which is recognized in equity and not changed subsequently. See note 21 for further details.

The fair values of options granted under share-based payment plans are valued at grant date (equity-settled) or at each reporting period (cash-settled). For the valuation management uses the Black-Scholes model as well as a binomial model. See note 26 for further details.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

5.	Revenue from research and development

In 2013, the Company generated revenues of TCHF 4’281 (previous year TCHF 1’270). The major part of these revenues is the price paid by Recepta Biopharma (Recepta) for the commercial rights of defined products in the agreed territories.

This is part of the Collaborative Research & Development and Commercial Rights Agreement with Recepta and the Ludwig Institute for Cancer Research (LICR). The agreement refers to commercial rights for three products in Brazil and future profit participation in other markets, which were granted to Recepta by the Company. The further development of these products will be carried out by the parties of the agreement and potential future revenue from the products will be shared among the parties.

Revenue in previous year was mainly due to milestones payments in relation to a collaborative research and development agreement with another third party which expired in 2012 as well as the first instalment for the above mentioned contract with Recepta (TCHF 250).

6.	Personnel expenses

Personnel expenses are composed as follows:

in CHF	2013	2012

Wages and salaries	3’231’441	3’488’012
Social security costs	268’260	343’982
Pension expenses	257’602	287’374

Total	3’757’303	4’119’368

7.	Research and development expenses

Total R&D costs, which were expensed as incurred in 2013, amount to CHF 5’784’400 (previous year CHF 5’959’712). These primarily comprise personnel expenses adjusted for administrative personnel expenses, cost of material and directly attributable other expenses.

8.	Net financial result

in CHF	2013	2012

Financial income / (expense)	(5’307)	(11’260)
Other financial income	1’614	2’911
Currency exchange gain/ (loss)	19’185	(16’917)
Interest expense on convertible bond	(437’992)	(204’149)
Total net financial result	(422’500)	(229’415)

Financial income / expenses are made up of interest on leased machinery. Other financial income comprises interest on deposits and bank accounts. For details on interest on convertible bond see note 21.

9.	Income Taxes

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

in CHF	2013	2012

Current income tax expense	0	0
Deferred tax expense	0	0
Total	0	0

The following is a theoretical reconciliation of the income taxes calculated at the Company’s effective income tax rate:

in CHF	2013	2012

Loss before taxation	-3’875’208	-6’472’880
Tax income calculated at 20% (2012: 10.9%)	-775’042	-705’544
Effect of expenses that are not deductible in determining taxable profit	425	1’331
Effect of change in tax rate	-196’867	0
Change in unrecognized deferred taxes on temporary differences and other	312’414	135’584
Unrecognized deferred taxes on tax loss carry forward	659’070	568’629
Effective tax expense	0	0

The Company has not yet generated taxable income. Consequently, no income taxes have been incurred.

Future net income will be subject to federal, cantonal and communal income taxes. Cantonal and communal taxes are assessed with a progressive rate, which depends on income in relation to capital. The maximum income tax rate for the three levels equals currently approximately 20% of income before taxes.

On cantonal level, the Company was granted a partly tax relief until the ninth business year (2012). In addition, the Company paid reduced capital taxes until the Company discloses a net profit, at the latest until year 2012. Since 2013 no such tax reliefs exist.

10.	Deferred Taxes

The statutory net operating loss may be used as tax losses carry forwards to offset future taxable income subsequently over a period of seven years.

Year	Net Loss	Expiry year
2007	CHF 5’460’209	2014
2008	CHF 8’590’180	2015
2009	CHF 7’056’855	2016
2010	CHF 6’510’531	2017
2011	CHF 6’001’263	2018
2012	CHF 5’216’777	2019
2013	CHF 3’295’349	2020

No deferred tax assets have been capitalized for these losses, because despite the acquisition by Agenus in 2014 it is still uncertain whether such loss carry forwards can be utilised in the near future or not. For the same reason no deferred taxes are calculated on deductible temporary tax differences existing.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities. The Company does not recognise a deferred tax asset

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

relating to tax loss carry forwards and deductible temporary differences since the criteria for recognition are not met.

Temporary tax differences are as follows:

in CHF	31/12/13	31/12/12	01/01/12

Valuation variance of intangibles	409’038	474’856	540’675
Convertible loan	523’404	-13’383	0
Deferred revenue collaborations	1’204’700	1’222’900	0
Pension liability	370’000	497’000	512’000
Total temporary tax differences	2’507’142	2’163’373	1’052’675
Deferred Tax Assets (2013: 20%, 2012: 10.9%)	501’428	235’808	114’742
Deferred Tax Assets recognised	0	0	0

11.	Cash and cash equivalents

Cash is held in CHF (Basel) and EUR (Jena) with top quality financial institutions.

in CHF	31/12/13	31/12/12	01/01/12

Cash in hand and at bank
In CHF	956’903	1’055’693	1’646’374
In EUR	160’251	104’836	467’664
Total	1’117’154	1’160’529	2’114’038

12.	Other accounts receivable

in CHF	31/12/13	31/12/12	01/01/12

Other accounts receivable (VAT, withholding tax, etc.)	166’167	180’513	270’495
Other accounts receivable from shareholders	0	0	18’575
Total	166’167	180’513	289’070

The balance “other accounts receivable from shareholders” encompassed the outstanding settlement of the cash call from 2007 by a deceased investor of CHF 18’575. The shares have been reassigned to existing shareholders and employees in May 2011 and the outstanding amount has been received in January and March 2012.

None of the above receivables are past due and there is no bad debt provision as at December 31, 2013 (previous year: none).

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

13.	Government grants

Government grant assets (in CHF)	31/12/13	31/12/12	01/01/12

Assets, current	36’249	0	0

Total government grants assets	36’249	0	0

Development of deferred revenue (in CHF)	2013	2012

January 1	120’225	171’882
Grants received	181’157	0
Grants cancelled	0	0
Grants currency effects	-4’808	1’208
Released to the income statement	-178’374	-52’865
December 31	118’200	120’225

In November 2012, the Company has applied for a new grant, which was accepted by the grantor authority Thüringer Aufbaubank in May 2013. The total grant amount of the project amounts to EUR 839’600 (CHF 1’029’266), which is allocated to the periods 2013 (EUR 350’000), 2014 (EUR 380’000) and 2015 (EUR 109’600).

In 2013 the Company received EUR 112’686 (CHF 139’888) which was recognized as income. In addition, an amount of EUR 29’569 (CHF 36’249) was called and recorded as a receivable. As this amount has not been confirmed by the Thüringer Aufbaubank as of balance sheet date, the amount was not recognized in the income statement, but recorded as a liability (deferred revenue). The remaining portion of grant allocated to 2013 of EUR 207’197 (CHF 254’003) was not earned as of 31 December 2013 and thus not recorded in the financial statement 2013.

In 2013, total grants recognized in the income statement amount to CHF 178’374 (previous year: CHF 52’865), whereof CHF 151’255 (previous year: CHF 11’395) relate to subsidies from Thüringer Aufbaubank and CHF 27’119 (previous year: CHF 41’470) to the release of deferred revenue in line with the depreciation over the subsidised asset’s useful life (5 to 10 years).

Details related to governmental subsidies realized through profit and loss encompass the following:

Government grants (Germany) (in CHF)	2013	2012

Subsidies from Thüringer Aufbaubank (TAB)	151’255	11’395
Investment grants	27’119	41’470
Total revenue from government grants	178’374	52’865

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

14.	Fixed assets

In CHF	Machinery and equipment	Furniture and office equipment	Commercial Software	Data processing equipment and Vehicles	Total

Cost value
January 1, 2012	4’120’678	23’682	245’870	337’581	4’727’811
Additions	82’045		185	5’455	87’694
Disposals	-166’013		-1’113	-80’878	-248’004
Currency translation effect	-15’284	-117	-845	-358	-16’604
December 31 2012	4’021’435	23’565	244’097	261’800	4’550’897
Additions	20’974		221	14’665	35’860
Disposals	-6’027			-29’940	-35’967
Currency translation effect	30’224	229	1’636	690	32’780
December 31, 2013	4’066’606	23’794	245’954	247’215	4’583’569

Accumulated Depreciation
January 1, 2012	2’261’843	13’182	202’415	234’606	2’712’046
Depreciation	542’470	3’965	27’198	32’153	605’786
Disposals	-101’037		-1’113	-52’123	-154’273
Currency translation effect	-9’448	-82	-806	-281	-10’617
December 31, 2012	2’693’828	17’065	227’694	214’355	3’152’942
Depreciation	462’548	1’778	15’677	25’210	505’213
Disposals	-5’805			-27’818	-33’623
Currency translation effect	14’371	146	1’422	488	16’427
December 31, 2013	3’164’942	18’989	244’793	212’235	3’640’959

Net book value
January 1, 2012	1’858’835	10’500	43’455	102’975	2’015’765
December 31, 2012	1’327’607	6’500	16’403	47’445	1’397’955
December 31, 2013	901’664	4’805	1’161	34’980	942’610

As of December 31, 2013, the balance of fixed assets includes assets classified as finance leases at a total net amount (carrying value of the leased assets) of CHF 103’711 (previous year: CHF 173’811), which are related to machinery at the headquarters in Basel.

Additions to fixed assets mainly result from investments in machinery and equipment to conduct research and development activities at the Company’s headquarter in Basel and the German branch in Jena.

In 2012, the Company had two similar machines (Irradiator), one in Jena and one in Basel. The machine from Jena was sold to an external party for 45 TEUR with a minor loss of EUR 644. The machine from Basel was then transferred to Jena for the same amount in order to have the fixed asset on a market value. The carrying value in the fixed assets in Basel was 64 TCHF and with this, the transfer resulted in a loss of 10 TCHF.

The Company has no commitments for the purchase of machinery.

15.	Bank loan

The remaining bank loan of the Jena branch was repaid in October 2012 (EUR 6’650 as of January 1, 2012). The Company has no outstanding bank loans as of December 31, 2013.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

16.	Trade accounts payable and other accounts payable

in CHF	31/12/13	31/12/12	01/01/12

Trade accounts payable	211’944	196’068	232’223
Other accounts payable	53’232	71’804	284’079
Total accounts payable	265’176	267’872	516’302

Accounts payable are generally due within 30 days.
Other accounts payable mainly include social security and source tax liabilities.

17.	Financial lease obligations

Leasing arrangements
The company has leased four laboratories for their operating business for three years with the option to buy the laboratories at the end of the lease period at a fixed residual value. A part of these laboratories has been subleased to a third party in 2013.

Finance lease liabilities

	Minimum lease payments			Present value of minimum lease payments
in CHF	31/12/13	31/12/12	01/01/12	31/12/13	31/12/12	01/01/12

Within one year	31’250	75’000	75’000	30’488	69’693	65’048
After one year but not more than five years	0	31’250	106’250	0	30’488	100’181
More than five years	0	0	0	0	0	0
	31’250	106’250	181’250	30’488	100’181	165’229
Less: future finance charges	-762	-6,069	-16’021	0	0	0
Present value of minimum lease payments	30’488	100’181	165’229	30’488	100’181	165’229

In 2013, the company received rental income of CHF 35’200 (2012: none) from the subleases. The company expects to receive minimum lease payments in relation to the subleases of the above finance leases of CHF 22’000.

18.	Operating lease obligations

In connection with the Company’s facilities in Basel and Jena the Company has entered into operational lease contracts. Future minimum lease payments under these contracts are as follows:

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

in CHF	31/12/13	31/12/12	01/01/12

Within one year	335’142	431’857	392’575
After one year but not more than five years	10’609	125’229	309’330
More than five years	0	0	0
Total operating lease obligations	345’751	557’086	701’905

19.	Deferred revenue from Collaborations

In 2012, the Company entered into collaboration with Evotec and received an upfront payment of 2 MEUR.

According to the terms of the collaboration agreement the upfront payment is repayable as follows:

•	If Evotec terminates the agreement after the minimum term of two years, EUR 1 million must be repaid

•	If the Company terminates the agreement after the minimum term, EUR 2 million must be repaid
The repayment amount will be reduced for 50% of payments Evotec receives from customers in the framework of this collaboration.

At December 31, 2013, no contracts with customers are signed and therefore the Company has not recognised any revenue in the reporting period.

20.	Accrued expenses

in CHF	31/12/13	31/12/12	01/01/12
Headquarter Basel

Accrued payroll and related items	341’300	301’137	287’761
Accrued administrative and legal items	911’400	237’063	467’300
Total	1’252’700	538’200	755’061

Branch Jena

Accrued payroll, administrative and other expenses	255’234	158’964	120’844
Total	255’234	158’964	120’844

Grand total	1’507’934	697’164	875’905

The increase in accrued expenses of the Headquarter in Basel is mainly due to professional service costs in relation to the exit transaction which was completed in the first two months of 2014 (see note 28 for further details on transaction).

21.	Convertible loan

On December 21, 2011, the Company entered into a first convertible loan agreement for a total of TCHF 2’590, payable in two (2) tranches (first TCHF 1’036, second TCHF 1’554). During 2012 the second tranche was shared into tranche 2a (TCHF 622) and 2b (TCHF 932). The first tranche was paid in February 2012,

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

tranche 2a in November 2012 and tranche 2b was paid during December 2012. The loan was executed on December 28, 2011, and has been extended since then.

On October 1, 2013, the Company entered into a second convertible loan agreement for a total of TCHF 1’354. The entire amount was received in 2013.

The convertible loans have a maturity date of the last day of the initial period (12 (twelve) months after it has been executed) or in case of an extension (automatic extension for consecutive periods of 3 (three) months) the last day of any consecutive period.

The agreement foresees two types of conversion events, the conversion in case of a next financing round and a mandatory conversion. The convertible loan does not bear interest if converted into shares. In case of a repayment the convertible loan shall bear an interest of 15% per annum as from the disbursement date.

A discount rate of 20% has been used for the calculation of the equity portion of the loan at the inception of the convertible bond. The initial recognition of the debt portion was at fair value and the subsequent valuation is accounted for by using the amortised cost method.

Subsequent to December 31, 2013, the Company has been sold to Agenus Inc. The Company, shareholders and lenders decided to convert the convertible bonds into Preferred Shares Series B at a price of CHF 50. As at the date of this report the transaction has been closed and 100% of the 2012 convertible loan and around 70% of the 2013 convertible loan have been converted.

Convertible loan issued in 2012

CHF

Proceeds from convertible loan received in 2012	2’589’891
Fair value of debt portion at issue date	2’530’245
Equity value at issue date (not adjusted after initial valuation)	59’646

Calculated interest expense 2012	204’149
Carrying amount of convertible bond (liability) at December 31, 2012	2’734’394
Calculated interest expense 2013	407’487
Carrying amount of convertible bond (liability) at December 31, 2013	3’141’882

Convertible loan issued in 2013

CHF

Proceeds from convertible loan received in 2013	1’353’788
Fair value of debt portion at issue date	1’294’696
Equity value at issue date (not adjusted after initial valuation)	59’092

Calculated interest expense 2013	30’505
Carrying amount of convertible bond (liability) at December 31, 2013	1’325’201

22.	Retirement benefit plans

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

22.1 Defined contribution plans

Compulsory pension insurance Germany
All employees earning more than a minimum income are subject to compulsory pension insurance. Insurance contributions are born by employer and employee. Benefits (in the form of monthly pension payments) are paid by the state pension insurance once someone has reached a certain legally defined age (“Regelaltersgrenze”) and has completed a minimum period of insurance (in general 5 years). The standard retirement age is 67. The amount of the pension payment depends mainly on the amount of social security contributions paid in the course of someone’s entire 'insurance life'.

The employee benefit costs correspond to the pension expenses of CHF 257’602 (previous year CHF 287’374) and include the costs related to the defined benefit plan calculation (CHF 169’000), which resulted in a net decrease in the pension liability of CHF 109’000 in 2013.

22.2 Defined benefit plans

Swiss pension plans need to be administered by a separate pension fund that is legally separated from the entity. The law prescribes certain minimum benefits.

The pension plan of the employees of the Company is carried out by a collective fund with Swisscanto Sammelstiftung. Under the pension plans, the employees are entitled to retirement benefits and risk insurance for death and disability. The boards of the various pension funds are composed of an equal number of representatives from both employers and employees.

Due to the requirements of IAS 19 the above mentioned pension plans are classified as defined benefit plans. The pension plans are described in detail in the corresponding statues and regulations. The contributions of employers and employees in general are defined in percentages of the insured salary. The retirement pension is calculated based on the old-age credit balance on retirement multiplied by the fixed conversion rate. The employee has the option to withdraw the capital at once. The death and disability pensions are defined as percentage of the insured salary. The assets are invested directly with the corresponding pension funds.

The pension funds can change their financing system (contributions and future payments) at any time. Also, when there is a deficit which cannot be eliminated through other measures, the pension funds can oblige the entity to pay a restructuring contribution. For the pension funds of the Company such a deficit currently cannot occur as the plans are fully reinsured. However, the pension funds could cancel the contracts and the Company would have to join another pension fund.

The pension fund changes his reinsurance concept as of January 1, 2014 and will grant certain higher benefits. This leads to a plan amendment which has to be recognised immediately in the income statement. The impact is an expense of TCHF 44.

The board of each pension fund is responsible for the investment of assets and the investment strategies are defined in a way that the benefits can be paid out on due date.

The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out on December 31, 2013 by an independent third party. The present value of the defined benefit obligation, and the related current service cost and past service cost, were measured using the Projected Unit Credit Method.

Amounts recognised in profit or loss in respect of these defined benefit plans are as follows:

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

in TCHF	2013	2012

Current service cost	-108	-160
Net interest expense	-8	-12
Administration cost excl. cost for managing plan assets	-9	-13
Past service cost / plan amendment	-44	0
(Expense) recognised in profit or loss	-169	-185

Amounts recognised in other comprehensive income in respect of these defined benefit plans are as follows:

in TCHF	2013	2012

Remeasurement gain/(loss) on defined benefit obligation	142	84
Return on plan assets excl. interest income	36	8
Expense recognised in other comprehensive income	178	92

The amount included in the statement of financial position arising from the Company’s obligation in respect of its defined benefit plans is as follows:

in TCHF	2013	2012

Present value of funded DBO	-1’749	-1’888
Fair value of plan assets	1’379	1’409
Net liability arising from DBO	-370	-479

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Movements in the present value of the defined benefit obligation in the current year were as follows:

in TCHF	2013	2012

Opening defined benefit obligation	-1’888	-1’976
Current service cost	-108	-160
Interest expense on defined benefit obligation	-32	-44
Contributions from plan participants	-100	-126
Past service cost / plan amendment	-44	0
Benefits paid/(deposited)	281	334
Remeasurement loss on defined benefit obligation	142	84
Closing defined benefit obligation	-1’749	-1’888

Movements in the present value of the plan assets in the current period were as follows:

in TCHF	2013	2012

Opening fair value of plan assets	1’409	1’464
Interest income on plan assets	24	32
Return on plan assets excl. interest income	36	8
Contributions from the employer	100	126
Contributions from plan participants	100	126
Benefits (paid)/deposited	-281	-334
Administration cost (excl. cost for managing plan assets)	-9	-13
Closing fair value of plan assets	1’379	1’409

The distribution of the plan assets among asset classes based on fair value at the end of the reporting period for each category, is as follows:

	2013	2012

Cash and cash equivalents	2.1%	0.8%
Equity investments	31.6%	22.3%
Debt investments	46.2%	55.5%
Properties	12.2%	17.0%
Other	7.9%	4.4%
Total of plan assets	100%	100%

Fair value of the plan assets are based on quoted market prices.

The actual return on plan assets was TCHF 60 (2012: TCHF 40).

The principal assumptions used for the purposes of the actuarial valuations were as follows:

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

	2013	2012

Discount rates	1.75%	2.00%
Expected rates of salary increase	2.00%	2.00%
Expected pension increases	0.00%	0.00%
Expected average remaining working lives in years	9.91	10.07

The following sensitivity analyses based on the principal assumptions have been determined based on reasonably possible changes to the assumptions occurring at the end of the reporting period:

If the discount rate would be 25 basis points (0.25 percent) higher (lower), the defined benefit obligation would decrease by TCHF 44 (increase by TCHF46) if all other assumptions were held constant.

If the expected salary growth would increase (decrease) by 0.25%, the defined benefit obligation would increase by TCHF 11 (decrease by TCHF 11) if all other assumptions were held constant.

If the life expectancy would increase (decrease) with one year for both men and women, the defined benefit obligation would increase by TCHF 46 (decrease by TCHF 46) if all other assumptions were held constant

The average duration of the defined benefit obligation at the end of the reporting period is 10.6 years (2012: 10.8 years)

The Group expects to make a contribution of TCHF 110 to the defined benefit plans during the next financial year.

23.	Share Capital

The Company issued common stock to its shareholders at a par value of CHF 1 per share, as well as preferred shares at a par value of CHF 1 per share respectively. There is one voting right attached to each share.

As of December 31, 2013, the Company had 114’700 common shares with a par value of CHF 1 (previous year 114’700 shares with a par value of CHF 1) and 953’666 preferred shares with a par value of CHF 1 (previous year 953’666 shares with a par value of CHF 1) outstanding. The total share capital amounts to CHF 1’068’366; unchanged to 2012.

The preferred shareholders have the right to a preferential dividend in case of liquidation up to the amount of the price paid per share.

24.	Conditional share capital, other shareholder’s equity

As of December 31, 2013, the conditional share capital (Art. 3b of the Company’s articles of association) consisted of up to 122’360 common shares set aside for the employee stock option plan (ESOP). Beneficiaries of the plan can be employees and persons of a comparable position.

On December 21, 2011, the Company entered into a convertible loan and TCHF 2’590 were received in 3 tranches during 2012 (see note 21). Based on a present value calculation a portion of TCHF 60 of the loan value was considered as equity related and reported in equity.

On October 1, 2013, the Company entered into an additional convertible loan and TCHF 1’354 were received in 2013 (see note 21). Based on a present value calculation a portion of TCHF 59 of the loan value was considered as equity related and reported in equity.

25.	Related party transactions

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

As of December 31, 2013 there were five Management officers employed (R. Burns, M. van Dijk, S. Thompson, M. Princip and L. Martin-Parras). S. Thompson joined the Company in December 2013. One management officer left the company in 2012 (U. Grawunder).

The total compensation to management personnel and a member of the Board of Directors was as follows:

in CHF	2013	2012

Short-term employee benefits	885’734	1’051’639
Post-employment benefits	60’437	59’860
Share based payment – CEO options	2’125	12’211
Total compensation	948’296	1’123’710

Other related party transactions:

in CHF	2013	2012

Consultancy fees	31’035	34’149
Total other related party transactions	31’035	34’149

Management also participates in the exit bonus agreement which is further described in Note 26.

Consultancy fees were paid to a member of the Board for advisory and consultancy services.

Ulf Grawunder left the company in 2012 and took over his car. The car had a carrying value of 28 TCHF. It was sold for the market value of 12 TCHF, which resulted in a loss of 16 TCHF.

26.	Share-based compensation

26.1 Employee Share Option plan and CEO stock option plan (equity settled)

A summary of the options granted, exercised, cancelled and outstanding for the above plan is as follows:

	Weighted average exercise price (CHF)		Number of options outstanding
	2013	2012	2013	2012

Outstanding at January 1	7.54	8.63	73’224	131’541
Granted	0	0	0	0
Exercised	0	0	0	0
Forfeited	0	0	0	0
Expired	10.00	10.00	-32’563	-58’317
Outstanding at December 31	5.57		40’661	73’224
of which exercisable			40’661	64’224

An expense of CHF 2’125 (previous year: CHF 12’211) was recorded in the Company’s statement of comprehensive income for vested options.

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

Due to expired options CHF 41’355 (previous year: CHF 74’063) were reclassified from share-based payments reserve to retained earnings within equity.

The significant inputs into the value assessment model were as follows:

Grant date	Aug. 2010	Sept./Dec. 2008	Dec 2007	May 2006
Expiration date (without maturity)	3 years	6 years	6 years	10 years
Share price	CHF 4.00	CHF 7.11	CHF 7.11	CHF 3.77
Exercise price	CHF 5.00	CHF 10.00	CHF 10.00	CHF 10.00
Volatility	60%	25%	25%	40%
Expected dividend yield	0.0%	0.0%	0.0%	0.0%
Risk free interest rate	1.5%	2.07%	2.8%	2.695%

The exercise price is set by the Board of Directors and the conversion will be effected with equity. The options are subject to a three year vesting period. The volatility is based on Management’s assessment of comparable companies’ volatility.

The risk-free interest rate is based on the CHF swap rate for the expected life of the option. The Black-Scholes valuation method was applied.

The new options granted in 2010 have an exercise price of CHF 5.00 per share. One third of the Options shall vest on the first anniversary of their date of grant (one year cliff) and the remaining two thirds shall vest in equal quarterly instalments over the subsequent two years. Vesting starts on the effective day and ends on the three (3) year anniversary. These options will have accelerated vesting under a change of control.

Subsequent to December 31, 2013, the Company has been sold to Agenus (see note 28). All remaining option holders were asked whether they wanted to exercise their option right or not. No options were exercised and thus all options expired.

Exit bonus plan (cash-settled)

This share-based compensation plan has been introduced in November 2013 as an addition to the above mentioned stock option plans.

Management, employees and external advisors, which are part of the exit bonus plan, are entitled to a defined percentage of the purchase price or a defined multiple of their monthly gross salary based on the total purchase price of the shares of the Company if the Company is sold to a third party. The only vesting condition is that the participant of the plan is still employed with the Company at the closing of such an exit deal. As of December 31, 2013 it was probable that an exit would occur.

Subsequent to the financial year ended December 31, 2013, the shares of the Company have been sold to Agenus Inc. (see note 28) and the exit bonus plan was vested. Based on the agreed milestone payments as well as the estimated probability that such milestones are reached, an amount of TCHF 803 for future payments has been recognized as personnel expenses within the statement of comprehensive income and shown as provisions in the statement of financial position (whereof TCHF 591 as current and TCHF 212 as non-current).

27.	Pledged assets

4-ANTIBODY AG, BASEL

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

in CHF	31/12/13	31/12/12	01/01/12

Asset pledged as security for bank loan (Jena) - value of machinery - Bank loan used	0 (€ 0) 0 (€ 0)	0 (€ 0) 0 (€ 0)	29’367 (€ 24’129) 8’094 (€ 6’650)
The bank loan was repaid in October 2012. The company has no pledged assets as of December 31, 2013.

28.	Subsequent events

Subsequent to December 31, 2013, the Company has been sold to Agenus Inc., a Nasdaq listed US-biotech company. The transaction was signed on January 10, 2014 and closed on February 12, 2014.
Under the terms of the agreement, Agenus acquired all of the outstanding stock of the Company for an initial payment of $10 million in shares of Agenus common stock, plus additional contingent payments, payable in cash or Agenus common stock, that may exceed $40 million based on the combined company achieving certain milestones.

Related to this transaction at an extraordinary shareholder meeting on January 20, 2014, 100% of the 2012 convertible loan and around 70% of the 2013 convertible loan were converted into Preferred Shares Series B which have a 3x liquidation preference plus 25% p.a.).
Agenus intends to maintain the Company's current operations in Basel, Switzerland and Jena, Germany, and to retain the Company’s management team as part of the combined company. In addition, Shahzad Malik, M.D., General Partner at Advent Venture Partners, the Company's largest investor, was appointed to Agenus' Board of Directors upon the closing.

On February 10, 2014 Agenus Inc. raised around $56 million in a public offering.

With the change of control all option holders were asked whether they want to exercise their option rights or not. No options were exercised and thus all remaining options expired at the end of January 2014.

As of closing the Board of Directors of the Company resigned and a new Board of Directors was elected by Agenus. In February 2014, the Company received first financial resources from Agenus to fund the ongoing operations.